UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 29, 2008
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
This Current Report on Form 8-K is being filed to update the pro forma financial information for the year ended December 31, 2007, to reflect the merger of the Company’s subsidiary with Inland Retail Real Estate, Inc. (“IRRETI”) and the funding of the joint venture with TIAA-CREF (“TIAA-CREF Joint Venture”) and related financing arrangements associated with the transactions. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
On February 27, 2007, the Company and IRRETI consummated the transactions contemplated by the agreement and plan of merger, dated October 20, 2006 (the “Merger Agreement”), among the Company, a subsidiary of the Company and IRRETI. Pursuant to the Merger Agreement, the Company acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the Merger Agreement. The Company elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of the Company, which equated to a 0.021569 common share of the Company. The Company acquired more than 300 assets at a total enterprise value of approximately $6.2 billion, including approximately $3.0 billion of value related to retail centers sold to the TIAA-CREF Joint Venture discussed below.
Immediately prior to the consummation of the merger, the Company funded a joint venture with an affiliate of TIAA-CREF that purchased 66 community retail centers from IRRETI for approximately $3.0 billion in total asset value. An affiliate of TIAA-CREF contributed 85% of the equity in the joint venture, and an affiliate of the Company contributed 15% of the equity in the joint venture. In addition to its distributions from the joint venture, the Company received an initial acquisition fee and receives certain fees for asset management, leasing, property management and development/tenant coordination services.
The consolidated financial statements of IRRETI for the three-year period ended December 31, 2006, were included in the Company’s Current Report on Form 8-K dated and filed on February 27, 2007.
Through December 31, 2007, the Company sold 21 shopping center assets, previously acquired from IRRETI, to a third party.
In the second quarter of 2007, the Company formed DDR Domestic Retail Fund I (the “Fund”), a sponsored, fully-seeded commingled fund. The Fund acquired 63 shopping center assets aggregating 8.3 million square feet (the “Portfolio”) from the Company and a joint venture for approximately $1.5 billion. The Portfolio is comprised of 54 assets acquired by the Company through its acquisition of IRRETI, seven assets formerly held in a joint venture with Kuwait Financial Centre (“DDR Markaz LLC Joint Venture”), in which the Company had a 20% ownership interest, and two assets from the Company’s wholly-owned portfolio. As the Company does not have economic or effective control over the Fund, its investment is accounted for using the equity method of accounting. The pro forma adjustments for the contribution of assets to the Fund are reflected herein.
During August and September 2007, the Company contributed three shopping center properties, aggregating 0.5 million square feet, to the Company’s joint venture (“DDR MDT Fund”), in which the Company maintains a 14.5% ownership interest, with Macquarie DDR Trust (ASX: MDT) (“MDT”), an Australian Listed Property Trust sponsored by Macquarie Bank Limited (ASX:MBL), an international investment bank and leading advisor and manager of specialized real estate funds in Australia. The aggregate purchase price for the properties was $49.8 million. The assets were acquired by the Company as part of its acquisition of IRRETI, and as a result, the Company did not record a gain on the transaction. As the Company does not have economic or effective control over the joint venture, its investment is accounted for using the equity method of accounting. The pro forma adjustments for the contribution of assets are reflected herein.

Exhibits and Pro Forma Financial Information (unaudited)
(b)	Pro Forma Financial Information

Unaudited pro forma financial information for the Company is presented as follows:
•	Pro forma condensed consolidated statement of operations for the year ended December 31, 2007

•	Estimated twelve-month pro forma statement of taxable net operating income and operating funds available for the period ended December 31, 2007

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO PRO FORMA FINANCIAL STATEMENTS
December 31, 2007

Page
(Pro Forma — unaudited):
Condensed Consolidated Statement of Operations for the year ended December 31, 2007	F-3
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available	F-10

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year ended December 31, 2007
(In thousands, except per share data)
(Unaudited)
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 is presented as if (i) the merger with IRRETI and the funding for the TIAA-CREF Joint Venture and related financings, (ii) the sale of 21 IRRETI properties to a third party, (iii) the transfer of 56 properties or interests therein to the Fund and (iv) the transfer of three properties or interest therein to the DDR MDT Fund had occurred on January 1, 2007.
The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the year ended December 31, 2007, giving effect to the items listed above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K.
The unaudited pro forma condensed consolidated statement of operations does not purport to represent what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor do they purport to represent the Company’s results of operations for future periods. The Company accounted for the merger utilizing the purchase price method of accounting.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(In thousands, except per share data)
(Unaudited)

			Pro Forma Adjustments
			(unaudited)
							Fund and		DDR
	Company	IRRETI	TIAA-CREF		IRRETI		Other		MDT		Company
	Historical	Historical(a)	Joint Venture		Merger		Dispositions		Fund		Pro Forma
Revenues from rental properties	$860,644	$77,565	$(38,461	)(b)	$—		$(49,588	)(j)	$(3,227	)(n)	$846,933
Management fee and other fee related income	54,286	—	—		2,048	(c)	3,644	(k)	130	(o)	60,108
Other income	29,921	1,332	(226	)(b)	—		(310	)(j)	(13	)(n)	30,704

	944,851	78,897	(38,687)		2,048		(46,254)		(3,110)		937,745

Operating and maintenance	133,334	9,871	(4,182	)(b)	—		(8,056	)(j)	(947	)(n)	130,020
Real estate taxes	108,977	8,525	(4,312	)(b)	—		(6,555	)(j)	(394	)(n)	106,241
General and administrative	81,244	48,252	—		—	(d)	—		—		129,496
Depreciation and amortization	219,101	25,057	(11,825	)(b)	429	(e)	(5,990	)(j)	(214	)(n)	226,069
					(489	)(f)	—		—

	542,656	91,705	(20,319)		(60)		(20,601)		(1,555)		591,826

Other income (expense):
Interest income	8,808	558	—		—		—		—		9,366
Interest expense	(261,318)	(19,199)	—		2,862	(g)	6,079	(j)	322	(n)	(253,993)
							15,388	(l)	1,873	(p)
Other expense	(3,019)	—	(9	)(b)	—		—		—		(3,028)

	(255,529)	(18,641)	(9)		2,862		21,467		2,195		(247,655)
Income before equity in net income of joint ventures, income tax of taxable REIT subsidiaries and franchise taxes, and minority interests	146,666	(31,449)	(18,377)		4,970		(4,186)		640		98,264
Equity in net income of joint ventures	43,229	(54)	—		(271	)(h)	(1,257	)(m)	(48	)(q)	41,599
Tax benefit of taxable REIT subsidiaries and franchise taxes	14,642	—	—		—		4	(j)	1	(n)	14,647
Minority equity interests	(17,783)	—	—		(7,683	)(i)	17,373	(l)	—		(8,093)

Income from continuing operations	186,754	(31,503)	(18,377)		(2,984)		11,934		593		146,417
Preferred dividends	(50,934)	—	—		—		—		—		(50,934)

Income applicable to common shareholders from continuing operations	$135,820	$(31,503)	$(18,377)		$(2,984)		$11,934		$593		$95,483

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.69										$1.33 (r)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.68										$1.32 (r)

Weighted average number of common shares:
Basic	120,879										123,590

Diluted	121,497										124,208

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(In thousands, except per share data)
(Unaudited)

(a)	Represents the IRRETI historical results for the period January 1, 2007 to the date of acquisition.

(b)	Represents the adjustments associated with the formation of the TIAA-CREF Joint Venture which acquired 66 properties previously consolidated by IRRETI. The Company owns an effective 15% interest in this joint venture. All historical operating activity for the 66 properties has been eliminated due to the sale of the properties to the TIAA-CREF Joint Venture.

(c)	Estimated management fee and asset management fee income assumed to be earned by the Company from the TIAA-CREF Joint Venture. The management fee is based upon a contractual rate of 4% of property revenues from the properties sold to the TIAA-CREF Joint Venture. The asset management fee is based upon a contractual rate of 25 basis points of joint venture equity.

(d)	There has been no adjustment to IRRETI’s historical general and administrative expenses, which include severance charges and other merger related costs. However, Company management believes there will be a reduction in such expenses. There can be no assurance that the Company will be successful in realizing such anticipated costs savings.

(e)	To reflect depreciation expense utilizing a 31.5 year life for buildings. Depreciation expense is calculated based on the Company's purchase price allocation. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$3,054,445
Less: Non-depreciable real estate assets	(907,644)

Depreciable buildings and improvements	$2,146,801

Depreciation expense based on 31.5 year life	$11,284
Less: Depreciation expense recorded by IRRETI	(10,855)

Depreciation expense adjustment through the date of acquisition	$429

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007 (continued)
(In thousands, except per share data)
(Unaudited)
(f)	To reflect amortization expense for intangible assets, primarily in-place lease values and tenant relationship values, as follows:

Amortization expense estimated based upon a weighted average seven-year life	$1,887
Less: Amortization expense recorded by IRRETI	(2,376)

$(489)

(g)	To reflect the decrease in interest expense as follows:
The acquisition cost with respect to IRRETI was partially funded by $750,000 in the bridge facility borrowing which bore interest at LIBOR plus 75 basis points. The bridge facility was repaid in June 2007 with proceeds from the sale of assets to third parties or equity affiliates (see Note l). Approximately $446,542 of existing secured indebtedness was assumed at a weighted average market interest rate of approximately 5.4%. The remaining estimated funding of $483,283 was borrowed against the Company’s existing revolving credit facility and term loan which bore interest at LIBOR plus 60 basis points and 70 basis points, respectively. The Company subsequently entered into alternate financing arrangements, including a long-term debt financing, which is not reflected in this pro forma statement, and the sale of assets to third parties and equity affiliates, to refinance the above borrowings.

Eliminate historical interest expense reported by IRRETI	$(19,199)
Record interest expense relating to the bridge facility (principal — $750,000)	7,587
Record interest expense associated with the TIAA- CREF Joint Venture investment borrowed under the Company’s revolving credit facility (principal — $183,281)	1,808
Record interest expense on the Company’s revolving credit facility (principal — $150,002)	1,480
Record interest expense on the Company’s term loan (principal — $150,000)	1,505
Record interest at fair market value for assumed secured indebtedness (principal — $446,542)	3,997
Amortization of deferred financing costs relating to the bridge facility	242
Capitalized interest on estimated assumed construction in progress	(282)
$(2,862)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007 (continued)
(In thousands, except per share data)
(Unaudited)
Since the interest rates on the bridge facility, revolving credit facility and Term Loan are based on a spread over LIBOR, the rates will periodically change. If the interest rates on the incremental borrowings under these credit facilities increased or decreased by 12.5 basis points, the following adjustment would be made to interest expense for the twelve-month period:

Adjustment to interest expense if rate increased 12.5 basis points	$1,542
Adjustment to interest expense if rate decreased 12.5 basis points	$(1,542)
(h)	Represents the estimated equity in net income from the TIAA-CREF Joint Venture. The amount was calculated using the historical property revenues, operating and maintenance expenses, real estate taxes, general and administrative expenses and other income. Depreciation and amortization expense was calculated based upon the estimated fair market value of the related assets and the estimated useful lives. The property management and asset management fees were calculated pursuant to the contractual rates (see Note c). Interest expense was calculated based upon the fair market value of the assumed indebtedness and the stated fixed interest rates of the joint venture financing. A summary is as follows:

Revenues from operations (historical results)	$38,687
Rental operation expenses (historical results)	(10,056)
Depreciation and amortization expense	(13,110)
Asset management fee	(509)
Interest expense	(16,822)

Net loss	$(1,810)

Company’s proportionate share of net loss	$(271)

Since the interest rate on the TIAA-CREF revolving credit facility is based on a spread over LIBOR, the rate will periodically change. If the interest rate on the incremental borrowing under this credit facility increased or decreased by 12.5 basis points, the following adjustment would be made to interest expense for the TIAA-CREF Joint Venture for the twelve-month period:

Adjustment to interest expense if rate increased 12.5 basis points	$281
Adjustment to interest expense if rate decreased 12.5 basis points	$(281)
(i)	Represents preferred distributions relating to the $500 million of preferred units assuming the preferred units were outstanding for the period January 1, 2007 to the date of acquisition. The preferred units had an increasing floating distribution rate based upon LIBOR. This rate increased significantly if the preferred units were still outstanding after 180 days. The Company had the right to redeem the preferred units at any time at a redemption price equal to the aggregate liquidation preference of the preferred units plus any accumulated unpaid distributions, subject to a discount of up to 3%. There was no discount if the preferred units were redeemed after 365 days from the date of issuance. As a result, the pro forma adjustment also includes the accretion expense since the preferred units were assumed to be outstanding through the period ended June 21, 2007. The Company redeemed the preferred units in June 2007 with proceeds from the sale of assets to third parties and contribution of assets to equity affiliates. See adjustment to preferred unit expense in Note (l).

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007 (continued)
(In thousands, except share and per share data)
(Unaudited)
(j)	Reflects the elimination of revenues and expenses associated with the transfer of 56 wholly-owned properties, of which 54 properties were acquired from IRRETI, to an effectively owned 20% non-controlling equity affiliate, the Fund, and 21 IRRETI properties sold to a third party, through the date of acquisition. The pro forma adjustments for the contribution of assets associated with the transfer of three wholly-owned properties to an effectively owned 10% non-controlling equity affiliate, Dividend Capital Total Realty Trust Joint Venture, are not reflected herein as these assets were under development or in the lease-up phase during 2006 and, therefore, the 2007 operating results are not reflective of the future operations of the properties in the aggregate.

(k)	Estimated management fee and asset management fee income assumed to be earned by the Company from an effectively owned 20% non-controlling equity affiliate. The management fee is based upon a contractual rate of 4% of revenues for 56 wholly-owned assets contributed to the Fund. An additional seven assets were transferred from an equity affiliate and as such, the Company’s management fee income from these assets is already included in the historical results of operations. The asset management fee is based upon a contractual rate of 0.75% of the Fund equity.

(l)	Reflects the reduction in interest costs associated with the proceeds from the transfer of 56 wholly-owned properties to the Fund through the date of acquisition. The proceeds of $1,039.6 million for the transfer of 56 properties were utilized to repay the $500 million of preferred units (see Note i) and a portion of the bridge facility (see Note g) through the date of acquisition by the Fund.

(m)	Represents the estimated equity in net loss from the Fund. The amount was calculated using the historical property revenues, operating and maintenance expenses and real estate taxes. Depreciation and amortization expense was calculated based upon the estimated fair market value of the related assets and the estimated useful lives. The management fee and asset management fee were calculated pursuant to the contractual rates (see Note k). Interest expense was calculated based upon the fair market value of the assumed indebtedness and the stated interest rate. A summary through the date of acquisition is as follows:

Revenues from operations (historical results)	$56,783
Rental operation expenses (historical results)	(18,982)
Depreciation and amortization expense	(16,410)
Asset management fees	(1,762)
Interest expense	(23,393)

Net loss	$(3,764)

Company’s proportionate share of net loss	$(753)
Less: equity in net income historically recorded	504

Equity in net loss of joint venture adjustment	$(1,257)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007 (continued)
(In thousands, except share and per share data)
(Unaudited)
(n)	Reflects the elimination of revenues and expenses associated with the sale of three wholly-owned properties to an effectively owned 14.5% non-controlling equity affiliate, DDR MDT Fund, through the date of acquisition.
(o)	Estimated management fee income assumed to be earned by the Company from an effectively owned 14.5% non-controlling equity affiliate. The management fee is based upon a contractual rate of 4% of revenues for the three properties sold to DDR MDT Fund.
(p)	Reflects the reduction in interest costs associated with the proceeds from the transfer of three wholly-owned properties to an effectively owned 14.5% non-controlling equity affiliate, DDR MDT Fund, through the date of acquisition. The proceeds of $49.6 million for the transfer of the three properties were utilized to repay a portion of the bridge facility (see Note g).
(q)	Represents the estimated equity in net income from an effectively owned 14.5% non-controlling equity affiliate that acquired three wholly-owned properties. The amount was calculated using the historical property revenues, operating and maintenance expenses and real estate taxes. Depreciation and amortization expense was calculated based upon the estimated fair market value of the related assets and the estimated useful lives. The management fee was calculated pursuant to the contractual rate (see Note o). Interest expense was calculated based upon the fair market value of the assumed indebtedness and the stated variable interest rate. A summary through the date of acquisition is as follows:

Revenues from operations (historical results)	$3,241
Rental operation expenses (historical results)	(1,203)
Depreciation and amortization expense	(821)
Interest expense	(1,548)

Net loss	$(331)

Company’s proportionate share of net loss	$(48)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007 (continued)
(In thousands, except per share data)
(Unaudited)
(r)	Pro forma income per common share is based upon the weighted average number of the Company’s common shares assumed to be outstanding during 2007 and includes 17.3 million shares issued (14.6 million shares on a weighted average basis for the year ended December 31, 2007) in conjunction with the merger, of which 5.7 million shares were issued to IRRETI stockholders. The 5.7 million shares equated to 0.021569 of a common share of the Company per share of IRRETI common stock in satisfaction of $1.50 of the per share merger consideration. The number of common shares issued was based upon a market value issuance price of $69.54 per share. Of the total 5.7 million shares issued to IRRETI stockholders, 0.3 million shares were issued out of the Company’s treasury shares.
In accordance with SFAS No. 128, “Earnings Per Share,” basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$146,417
Add: Gain on disposition of real estate (1)	68,984
Less: Preferred stock dividends	(50,934)

Basic and diluted – Income from continuing operations and applicable to common shareholders	$164,467

Number of shares:
Basic – average shares outstanding	123,590
Effect of dilutive securities:
Stock options	456
Restricted stock	162

Diluted-average shares outstanding	124,208

Per share data:
Basic earnings:
Income applicable to common shareholders from continuing operations	$1.33
Diluted earnings:
Income applicable to common shareholders from continuing operations	$1.32
(1) Amount represents actual gain on sale of assets from the Company ($68,851) and IRRETI ($133) for the year ended December 31, 2007, which are not presented in the accompanying pro forma condensed consolidated statement of operations.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(Unaudited)
The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the twelve-month period ended December 31, 2007. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2007, adjusted as if the following transactions occurred on January 1, 2007: (i) the Company’s merger with IRRETI and related financings and certain other items related to operations which can be factually supported, (ii) the issuance of $600 million of convertible notes in March 2007, (iii) the transfer of 56 properties or interests therein to an effective 20% equity investment and the sale of 21 shopping center assets acquired through the acquisition of IRRETI properties to a third party and (iv) the transfer of three properties or interests therein to an effective 14.5% equity investment. This statement does not purport to forecast actual operating results for any period in the future.
This statement should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(Unaudited)

Estimate of Taxable Net Operating Income (in thousands):
Company historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$405,855
IRRETI historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 2)	(6,446)
TIAA-CREF Joint Venture — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(30,202)
Merger with IRRETI — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(3,044)
Issuance of $600 million of convertible notes in March 2007	—
Fund and Other Dispositions — historical earnings from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 2)	5,944
DDR MDT Fund — historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 2)	379
Estimated 2007 tax depreciation and amortization (Note 3)	(180,075)
Pro forma tax depreciation of the merger with IRRETI	(30,223)

Pro forma taxable income before dividends deduction	162,188
Estimated dividends deduction (Note 4)	(372,417)

$—

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$162,188
Add: pro forma depreciation	210,298

Estimated pro forma operating funds available (Note 5)	$372,486

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(In thousands, except per share data)
(Unaudited)
(Unaudited)

Note 1 —	The historical earnings from operations represents the Company’s earnings from operations for the twelve months ended December 31, 2007, as reflected in the Company’s historical financial statements.

Note 2 —	The historical earnings from operations represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2007, included elsewhere herein.

Note 3 —	Tax depreciation for the Company is based upon the Company’s historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles. At December 31, 2007, the tax cost basis of assets was approximately $8.8 billion. The costs consist primarily of land or depreciable assets that are generally depreciated on a straight-line method over a 40-year life for tax purposes.

Note 4 —	Estimated dividends deduction is calculated as follows:

Common share dividend (123,590,000 shares x $2.64 per share)	$326,278
Class F Preferred shares	3,870
Class G Preferred shares	14,400
Class H Preferred shares	15,119
Class I Preferred shares	12,750

$372,417

Note 5 —	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation (Registrant)
Date July 2, 2008
/s/ Christa A. Vesy

Christa A. Vesy
Senior Vice President and Chief Accounting Officer